        As filed with the Securities and Exchange Commission on November 2, 1999
                                                   Registration No. 333-________
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              ___________________

                      INTERTRUST TECHNOLOGIES CORPORATION
            (Exact name of registrant as specified in its charter)

          DELAWARE                                          52-1672106
(State or other jurisdiction                              (IRS Employer
of incorporation or organization)                      Identification No.)

                           4750 Patrick Henry Drive
                        Santa Clara, California  95054
                                (408) 222-6100
              (Address of principal executive offices) (Zip Code)
                              ___________________

              INTERTRUST TECHNOLOGIES CORPORATION 1992 STOCK PLAN
              INTERTRUST TECHNOLOGIES CORPORATION 1995 STOCK PLAN
        INTERTRUST TECHNOLOGIES CORPORATION 1999 EQUITY INCENTIVE PLAN INTERTRUST TECHNOLOGIES CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN
  INTERTRUST TECHNOLOGIES CORPORATION 1999 NON-EMPLOYEE DIRECTORS OPTION PLAN
          OPTIONS GRANTED PURSUANT TO WRITTEN COMPENSATION AGREEMENTS
                           (Full title of the Plans)
                              ___________________

                                 Victor Shear
               Chief Executive Officer and Chairman of the Board
                      INTERTRUST TECHNOLOGIES CORPORATION
                           4750 Patrick Henry Drive
                        Santa Clara, California  95054
                    (Name and address of agent for service)
                                (408) 222-6100
         (Telephone number, including area code, of agent for service)
                              ___________________

                                                 CALCULATION OF REGISTRATION FEE
=============================================================================================================================
             Title of                                            Proposed Maximum        Proposed Maximum
            Securities                           Amount              Offering                Aggregate          Amount of
               to be                             to be                 Price                 Offering          Registration
            Registered                       Registered (1)        per Share (2)             Price (2)             Fee
-----------------------------------          --------------      -----------------       -----------------     ------------
1992 Stock Plan
-----------------------------------
  Options                                        1,359,160             N/A                     N/A                 N/A
  Common Stock (par value $0.001)                1,359,160            $18.00                $24,464,880          $6,801.24

1995 Stock Plan
-----------------------------------
  Options                                        5,092,972             N/A                     N/A                 N/A
  Common Stock (par value $0.001)                5,092,972            $18.00                $91,673,496          $25,485.23

1999 Equity Incentive Plan
-----------------------------------
  Options                                        1,900,000             N/A                     N/A                 N/A
  Common Stock (par value $0.001)                1,900,000            $18.00                $34,200,000          $9,507.60

1999 Employee Stock Purchase Plan
---------------------------------
  Rights to Purchase                               350,000             N/A                     N/A                 N/A
  Common Stock (par value $0.001)                  350,000            $18.00                $6,300,000           $1,751.40

 1999 Non-Employee Directors Option Plan
-----------------------------------------
  Options                                          350,000             N/A                     N/A                 N/A
  Common Stock (par value $0.001)                  350,000            $18.00                $6,300,000           $1,751.40

Options Granted Pursuant to Written
Compensation Agreements
-----------------------------------------
  Options                                          250,000             N/A                     N/A                 N/A
  Common Stock (par value $0.001)                  250,000            $18.00                $4,500,000            $1,251.00

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1992 Stock Plan, 1995 Stock Plan, 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Non-Employee Directors Option Plan and Options Granted Pursuant to Written Compensation Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of InterTrust Technologies Corporation

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the fair market value per share of Common Stock of InterTrust Technologies Corporation on October 26, 1999.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         InterTrust Technologies Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement No. 333-84033 on Form S-1 filed with the SEC on July 29, 1999, together with any and all amendments thereto, in which there is set forth audited financial statements for the Registrant's fiscal years ended December 31, 1997 and 1998; and

         (b) The Registrant's Registration Statement No. 000-27287 on Form 8-A filed with the SEC on September 9, 1999, together with all amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit indemnification under limited circumstances for liabilities, including reimbursement for expenses incurred, arising under the 1933 Act. Article VI, Section 6.1 of Registrant's bylaws provides for mandatory indemnification of Registrant's directors, officers, and employees to the maximum extent permitted by the Delaware General Corporation Law. Registrant's sixth amended and restated certificate of incorporation provides that Registrant's officers and directors shall not be liable for monetary damages for breach of the officers' or directors' fiduciary duty as officers or directors to Registrant's stockholders and Registrant. This provision in the sixth amended and restated certificate of incorporation does not eliminate the officers' or directors' fiduciary duty, and, in appropriate circumstances, equitable remedies like injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each officer or director will continue to be subject to liability for breach of the officer's or director's duty of loyalty to Registrant or Registrant's stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the officer or director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect an officer's or director's responsibilities under any other law, like the federal securities laws or state or federal environmental laws. Registrant has entered into indemnification agreements with Registrant's officers and directors. The indemnification agreements provide Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number      Exhibit
--------------      -------

      4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-27287 on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

      23.1 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

      23.2          Consent of Ernst & Young LLP, Independent Auditors.

      24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

Item 9.  Undertakings
         ------------

                 A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        --------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1992 Stock Plan, 1995 Stock Plan, 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Non-Employee Directors Option Plan and Options Granted pursuant to Written Compensation Agreements.

                 B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a Registrant's of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 1st day of November, 1999.


                      INTERTRUST TECHNOLOGIES CORPORATION


                      By:  /s/ Victor Shear
                           ---------------------------------------------------
                           Victor Shear
                           Chairman of the Board and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of InterTrust Technologies Corporation, a Delaware corporation, do hereby constitute and appoint Victor Shear and Edmund J. Fish, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                                   Title                              Date
---------                                                   -----                              ----
/s/ Victor Shear                         Chairman of the Board and Chief Executive Officer     November 1, 1999
---------------------------------        (Principal Executive Officer)
Victor Shear

/s/ Erwin N. Lenowitz                    Vice Chairman of the Board, Chief Financial           November 1, 1999
---------------------------------------  Officer and Secretary  (Principal Financial and
Erwin N. Lenowitz                        Accounting Officer)

                                         President and Director                                 ----------, 1999
---------------------------------
Peter van Cuylenburg

/s/ David Chance                         Executive Vice Chairman of the Board
---------------------------------                                                               November 1, 1999
David C. Chance
        a

Signature                                                   Title                              Date
---------                                                   -----                              ----
/s/ Edmund J. Fish                        Director, Senior Operating Officer and Executive     November 1, 1999
---------------------------------------   Vice President, Corporate Development
Edmund J. Fish


/s/ David Van Wie                         Director and Senior Vice President of Research       November 1, 1999
---------------------------------------
David Van Wie


/s/ Bruce Frederickson                                                                         November 1, 1999
---------------------------------------                       Director
Bruce Frederickson


/s/ Satish K. Gupta                                                                            November 1, 1999
---------------------------------------                       Director
Satish K. Gupta

                                 EXHIBIT INDEX

Exhibit Number  Exhibit
--------------  -------


      4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-27287 on Form 8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

      23.1 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

      23.2      Consent of Ernst & Young LLP, Independent Auditors.

      24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.